UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2018, Regional Management Receivables II, LLC (the “Borrower”), a wholly-owned subsidiary of Regional Management Corp. (the “Company”), Credit Suisse AG, Cayman Islands Branch (“Credit Suisse CIB”), and GIFS Capital Company, LLC (“GIFS,” and together with Credit Suisse CIB, the “Lenders”) entered into an amended and restated Schedule A-1 (the “Schedule”) to the Credit Agreement, dated June 20, 2017, by and among the Company, as servicer, the Borrower, the lenders from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer, Wells Fargo Bank, National Association, as administrative agent, and Credit Suisse AG, New York Branch, as structuring and syndication agent. At the request of the Borrower, the Lenders in the Credit Suisse Lender Group have agreed to increase the total commitment of the Credit Suisse Lender Group by $25,000,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Schedule A-1, effective May 23, 2018, to the Credit Agreement, dated June 20, 2017, by and among Regional Management Receivables II, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer, Wells Fargo Bank, National Association, as administrative agent, and Credit Suisse AG, New York Branch, as structuring and syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: May 24, 2018	By:	/s/ Peter R. Knitzer
Peter R. Knitzer
President and Chief Executive Officer